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                                                                      Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-67865, 333-84607, 333-76195, 333-64084, 333-66408, 333-75428, 333-104728 and
333-113970 of Tweeter Home Entertainment Group, Inc. on Form S-8, S-8, S-4, S-3, S-8, S-8, S-3 and S-8, respectively, of our report dated December 13, 2004, which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for vendor consideration in 2003, appearing in this Annual Report on Form 10-K of Tweeter Home Entertainment Group, Inc. for the year ended September 30, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 13, 2004